             -----------------------------------------------------------

                           EQUITY PARTICIPATION AGREEMENT

                                       among

                              SOMMER ENTERPRISES, LLC,

                         ALADDIN GAMING ENTERPRISES, INC.,

                              LONDON CLUBS NEVADA INC.

                                        and

                        STATE STREET BANK AND TRUST COMPANY.

             -----------------------------------------------------------

                            EQUITY PARTICIPATION AGREEMENT

          This Equity Participation Agreement (this "Agreement"), dated as of February 26, 1998 is made by Sommer Enterprises, LLC, a Nevada limited liability company ("Sommer Enterprises"), Aladdin Gaming Enterprises, Inc., a Nevada corporation ("Aladdin Enterprises"), London Clubs Nevada Inc., a Nevada corporation ("LCNI"), and State Street Bank and Trust Company, as warrant agent (the "Warrant Agent"), pursuant to the Warrant Agreement (as defined herein).

                                     WITNESSETH:

          WHEREAS, Sommer Enterprises, Aladdin Enterprises and LCNI are members of Aladdin Gaming Holdings, LLC, a Nevada limited liability company ("Gaming Holdings"), owning an aggregate of 97 percent of the issued and outstanding common membership interests of Gaming Holdings ("Holdings Common Shares") as of the date hereof;

          WHEREAS, on the date hereof Sommer Enterprises owns all of the issued and outstanding class A voting common stock of Aladdin Enterprises (the "Class A Common Stock"), and Aladdin Enterprises owns 25 percent of the issued and outstanding Holdings Common Shares;

          WHEREAS, on the date hereof (a) Aladdin Enterprises entered into a warrant agreement (the "Warrant

Agreement") with the Warrant Agent and pursuant thereto issued to various persons (the "Warrantholders") warrants (the "Warrants") to purchase class B non-voting common stock of Aladdin Enterprises (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock") representing 40 percent of the Common Stock and (b) Aladdin Enterprises entered into a registration rights agreement in favour of the Warrantholders (the "Warrant Registration Rights Agreement");

          WHEREAS, upon exercise of all of the Warrants, the Warrantholders will indirectly own, through their ownership of Class B Common Stock, an aggregate of 10 percent of the membership interests of Gaming Holdings;

          WHEREAS, the parties desire by this Agreement to set forth their agreement as to certain arrangements in respect of (a) an initial underwritten offering pursuant to which common shares of Aladdin Enterprises, Gaming Holdings, Aladdin Gaming, LLC, a Nevada limited liability company and a wholly owned subsidiary of Gaming Holdings, or a newly formed successor entity to any of them (as the case may be, the "IPO Entity") are sold to the public pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and become registered under Section 12(g) of the Securities

Exchange Act of 1934, as amended (an "IPO"), (b) the rights and obligations of the Warrantholders to participate in tag along arrangements among the members of Gaming Holdings, and (c) providing that Aladdin Enterprises does not become an Investment Company (as herein defined) prior to the IPO.

          THEREFORE, in consideration of the mutual covenants, agreements and promises made herein, the parties agree as follows:

          1. (a) The parties shall not effect an IPO unless, prior to such IPO, Sommer Enterprises, LCNI and the Warrantholders each are given the right to hold an equity interest in the IPO Entity immediately prior to the IPO equal to their respective equity interests at such time in Gaming Holdings (whether such equity interests are held at such time directly or indirectly through Aladdin Enterprises), subject to any appropriate adjustments in respect of any built-in tax or other liabilities. The parties agree to use their reasonable best efforts when forming the IPO Entity (if applicable) and effecting the IPO such that the Warrantholders shall not recognize income or gain for federal tax purposes (other than as a result of any sale of shares held by them in such IPO).

          (b) The parties agree that immediately prior to the IPO, they shall cause the IPO Entity (if not Aladdin Enterprises) to enter into a supplement to the Warrant Registration Rights Agreement and to assume all of the rights and obligations of Aladdin Enterprises thereunder with respect to the shares of stock of the IPO Entity to be owned by the Warrantholders to the same extent as Aladdin Enterprises obligations under the Warrant Registration Rights Agreement with respect to the Common Stock (defined thereunder as "Transfer Restricted Securities") in accordance with Section 6 of the Warrant Registration Rights Agreement.

          2. Prior to any IPO, Sommer Enterprises, LCNI and Aladdin Enterprises agree that they shall not take or permit any action that would result in Aladdin Enterprises becoming an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended) (the "1940 Act") required to register under the 1940 Act ("Investment Company") and shall use commercially reasonable efforts to ensure that Aladdin Enterprises does not become an Investment Company.

          3. (a) Aladdin Enterprises shall provide written notice to the Warrant Agent (a "Warrantholder Notice") within three days after receipt of any written notice (a "Tag Along Notice") by Aladdin Enterprises pursuant to Section 8.4 of the Operating Agreement of Gaming Holdings (the "Holdings Operating Agreement"), and shall include a copy of the Tag Along Notice in the Warrantholder Notice. Aladdin Enterprises shall take no action under Section 8.4 of the Holdings Operating Agreement in respect of the Tag Along Notice until the expiration of ten days from the giving of the Warrantholder Notice (the "Warrantholder Tag Period").

               (b) The Warrantholders who hold Common Stock at any time prior to the expiration of the Warrantholder Tag Period, or who give Aladdin Enterprises valid, irrevocable notice of exercise of Warrants together with payment of the exercise price prior to the expiration of the Warrantholder Tag Period (the Common Stock and Common Stock issued or to be issued following such Warrant exercise, collectively, "Tag Eligible Shares") may during the Warrantholder Tag Period by written notice from such Warrantholders to the Warrant Agent and from the Warrant Agent to Aladdin Enterprises (a "Tag Acceptance Notice") request that Aladdin Enterprises accept the offer contained in the Tag Along Notice in respect of all or part of the Holdings Common Shares held by Aladdin Enterprises which represent the indirect interest in

Gaming Holdings which correspond to the Tag Eligible Shares held by such Warrantholder. Any Tag Acceptance Notice shall be irrevocable and any notice received outside the Warrantholder Exercise Period shall be of no effect whatsoever. Sommer Enterprises shall not be required to give a Tag Acceptance Notice to Aladdin Enterprises in order to cause Aladdin Enterprises to accept the offer contained in the Tag Along Notice in respect of all or part of the Holdings Common Shares which correspond to the Common Stock held by Sommer Enterprises.

               (c) Aladdin Enterprises shall accept the offer in the Tag Along Notice for all of (but no more than) the Holdings Common Shares in respect of which Warrantholders ("Accepting Warrantholders") have caused the Warrant Agent to deliver a valid Tag Acceptance Notice within the Warrantholder Tag Period as well as any Holdings Common Shares which correspond to Common Stock held by Sommer Enterprises which Sommer Enterprises desires to be sold. If a Tag Acceptance Notice is not given in respect of any Tag Eligible Shares (other than Tag Eligible Shares held by Sommer Enterprises) within the Warrantholder Tag Period, Aladdin Enterprises shall be deemed to have been instructed not to accept the offer in the Tag Along Notice in respect of the Holdings Common Shares corresponding to such Tag Eligible Shares.

               (d) If pursuant to Section 8.4 of the Holdings Operating Agreement Aladdin Enterprises sells all of the Holdings Common Shares which it was requested to sell pursuant to this Section 3, or which it attempted to sell for the benefit of Sommer Enterprises, (collectively, the "Participating Holdings Common Shares") the Accepting Warrantholders and Sommer Enterprises shall be allocated the full number of Holdings Common Shares that they requested be sold. If Aladdin Enterprises sells less than all Participating Holdings Common Shares, the Holdings Common Shares actually sold shall be allocated between each Accepting Warrantholder and Sommer Enterprises pro rata in proportion to the number of Participating Holdings Common Shares that Aladdin Enterprises was requested to sell for the benefit of each Accepting Warrantholder or attempted to sell for the benefit of Sommer Enterprises.

               (e) Upon receipt by Aladdin Enterprises of the purchase price in respect of a sale pursuant to Section 8.4 of the Holdings Operating Agreement, the parties agree that Aladdin Enterprises shall redeem Common Stock (in the case of Sommer Enterprises, first redeeming Class B Common Stock) held by the Accepting Warrantholders and Sommer Enterprises which correspond to the Holdings Common Shares allocated to them pursuant to Section 3(d) in consideration for the payment by Aladdin Enterprises to the Warrant Agent (as agent for such Accepting Warrantholders) and Sommer Enterprises of their share of such purchase price (determined in proportion to the number of Holdings Common Shares allocated to them pursuant to Section 3(d)).

          4. WARRANTHOLDER CONVERSION RIGHTS. Subject to compliance with the provisions of the Nevada Gaming Control Act (or any successor statute) and the rules and regulations promulgated thereunder, each Warrantholder shall have the right, exercisable upon written notice to Aladdin Enterprises accompanied by payment of any exercise price in respect of any Warrants held by such Warrantholder, to exchange its Warrants or Class B Common Stock for Holdings Common Shares in such number as shall result in such Warrantholder having a Percentage Interest (as defined in the Holdings Operating Agreement) equal to the percentage of the total Securities (defined as issued and outstanding Common Stock and all Common Stock issuable on the exercise of all Warrants) held by such Warrantholder applied to Aladdin Enterprises'

Percentage Interest, such right to be exercisable within twenty days after (and shall be deemed exercised immediately prior to) Aladdin Enterprises taking any of the following actions:

               (i) Any merger or consolidation involving Aladdin Enterprises, as a result of which the holders of Class B Common Stock will receive any consideration other than common equity securities of the IPO Entity or any holder of Class B Common Stock will receive, as a result of such transaction, any consideration different than that received by any other holder of the Common Stock;

               (ii) Any sale, lease, exchange, transfer or other disposition, directly or indirectly, in a single transaction or series of related transactions, of all or a substantial part of Aladdin Enterprises' assets, to or with any Person;

               (iii) Any transfer by Aladdin Enterprises of any of the Holdings Common Shares held by it as of the date hereof other than pursuant to
          Section 3;

               (iv) Any recapitalization of Aladdin Enterprises by means of a redemption of shares or a distribution to stockholders, other than as permitted by the Warrant Agreement or in connection with the IPO;

               (v) Any voluntary dissolution or liquidation of Aladdin Enterprises;

               (vi) A repurchase or redemption of Common Stock from a stockholder of Aladdin Enterprises that is not pro rata among all stockholders of Aladdin Enterprises (except repurchases of the Common Stock held by an Accepting Warrantholder or Sommer Enterprises following the consummation of a "Tag-Along" sale in accordance with
          Section 3, or repurchases required as the result of a holder of Common Stock being found unsuitable by the Nevada gaming authorities); and

               (vii) Any issuance of Common Stock (including securities convertible into Common Stock) by Aladdin Enterprises to any Person other than (A) the Warrantholders upon exercise of the Warrants or (B) in connection with an issuance in which the proceeds thereof are contributed to Gaming Holdings in exchange for a number of Holdings Common Shares, the fair market value of which is equal to such contribution.

          5. AMENDMENT AND WAIVER. Any provision of this Agreement may be amended or waived only by an amendment or waiver in writing signed by the parties.

          6. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

          7. NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties and their permitted assigns and nothing herein express or implied shall give or be construed to give to any person, other than the parties and such assigns, any legal or equitable rights hereunder.

          8. NOTICES. All notices provided for in this Agreement shall be deemed to have been given when received and shall be in writing, duly signed by the party giving such notice, and shall be hand delivered, faxed or mailed by registered or certified mail or overnight courier service, as follows:

          (a)  if to Aladdin Enterprises or Sommer Enterprises:

               Aladdin Enterprises, LLC
               c/o Aladdin Holdings, LLC
               2810 West Charleston Boulevard
               Suite 58
               Las Vegas, Nevada 89102-1934
               Telephone:  702-870-1234
               Telecopier: 702-870-8733
               Attention of Jack Sommer

          with a copy to:

               Sigmund Sommer Properties
               280 Park Avenue
               New York, New York 10017
               Telephone:  212-661-0700
               Telecopier: 212-661-0844
               Attention of Ronald Dictrow

          and

               Schreck Morris
               300 South Fourth Street
               Suite 1200
               Las Vegas, Nevada 89101
               Telephone:  702-474-9400
               Telecopier: 702-474-9422
               Attention of Frank A. Schreck, Esq.

          and

               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, New York  10022
               Telephone:  212-735-3000
               Telecopier: 212-735-2000
               Attention of Wallace L. Schwartz, Esq.

          (b)  if to LCNI:

               London Clubs Nevada, Inc.
               c/o London Clubs International, plc
               10 Brick Street
               London W1Y 8HQ, England
               Telephone:  011-44-171-518-0000
               Telecopier: 011-44-171-493-6981
               Attention of Linda M. Lillis

          with a copy to:

               Ohrenstein & Brown, LLP
               230 Park Avenue
               New York, New York 10169
               Telephone:  212-682-4500
               Telecopier: 212-557-0910
               Attention of Peter J. Kiernan, Esq.

          and

               Lionel, Sawyer & Collins
               300 South 4th Street
               Suite 1700
               Las Vegas, Nevada 89101
               Telephone:  702-383-8888
               Telecopier: 702-383-8845
               Attention of P. Gregory Giordano, Esq.

          (c)  if to the Warrant Agent:

               State Street Bank and Trust Company
               Two International Place
               Boston, Massachusetts  02110
               Telephone:
               Telecopier:
               Attention of Corporate Trust
                  Administration

               with a copy to:

               Latham & Watkins
               633 West Fifth Street, Suite 4000
               Los Angeles, California  90071-2007
               Telephone:   213-485-1234
               Telecopier:  213-891-8763
               Attention of Pamela B. Kelly, Esq.

          9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

          10. APPLICABLE LAW AND JURISDICTION. This Agreement and the rights and obligations of the parties under this Agreement shall be interpreted and enforced in accordance with and governed by the laws of the State of Nevada without regard to the conflict laws of that State.

          11. COMPLIANCE WITH GAMING LAWS. Notwithstanding any other provision of this Agreement, no shares or other equity securities or interest in any entity shall be issued, transferred or otherwise disposed of in any manner pursuant to this Agreement except in compliance with the provisions of the Nevada Gaming Control Act (or any successor statute) and the rules and regulations promulgated thereunder.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                        SOMMER ENTERPRISES, LLC



                                        By: /s/ Jack Sommer
                                           -------------------------------
                                        Name:     Jack Sommer
                                        Title:    Manager



                                        LONDON CLUBS NEVADA INC.



                                        By: /s/ Linda Lillis
                                           -------------------------------
                                        Name:     Linda Lillis
                                        Title:    Assistant Secretary



                                        ALADDIN GAMING ENTERPRISES, INC.



                                        By: /s/ Jack Sommer
                                           -------------------------------
                                        Name:     Jack Sommer
                                        Title:    President



                                        STATE STREET BANK AND TRUST
                                        COMPANY, as warrant agent.



                                        By: /s/ Ruth A. Smith
                                           -------------------------------
                                        Name:     Ruth A. Smith
                                        Title:    Vice President